UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2024, Duos Technologies Group, Inc. (the “Company”) entered into two Securities Purchase Agreements with certain accredited investors. Pursuant to one agreement (the “Series D Purchase Agreement”), the Company issued an aggregate of 500 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the Company received proceeds of $500,000. Pursuant to the other agreement (the "Series E Purchase Agreement" and, collectively with the Series D Purchase Agreement, the “Purchase Agreements”), the Company issued an aggregate of 2,125 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the Company received proceeds of $2,125,002. The Series D Preferred Stock and the Series E Preferred Stock were sold at $1,000 a share. The Series D Purchase Agreement and the Series E Purchase Agreement each contains customary representations, warranties, agreements, and indemnification rights and obligations of the parties.

The terms of the Series D Preferred Stock were previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2022, and the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock was filed as an exhibit to that Form 8-K. The terms of the Series E Preferred Stock were previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on March 28, 2023, and the Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred Stock was filed as an exhibit to that Form 8-K.

The Series E Purchase Agreement also provides that the Company will not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Series E Purchase Agreement) on or prior to December 31, 2024 that entitles any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the holders of at least 66.6% of the outstanding shares of Series E Preferred Stock.

The terms of the Series E Preferred Stock provide that, without shareholder approval (the "Stockholder Approval"), the Company may not issue upon the conversion of any shares of Series E Preferred Stock a number of shares of common stock which, when aggregated with any shares of common stock issued upon conversion of any other shares of Series E Preferred Stock, would exceed 1,430,484 (subject to adjustment). Such number represents 20% of the number of shares of common stock issued and outstanding upon the filing of the Series E Preferred Stock Certificate of Designation.

To obtain the Stockholder Approval, the Series E Purchase Agreement requires the Company to hold a meeting of shareholders at the earliest practical date, but in no event later than 120 days after closing (or 150 days in the event of a review of the proxy statement by the SEC). If the Company does not obtain the Stockholder Approval at the first meeting, it is required to hold shareholder meetings every four months until the Stockholder Approval is obtained.

In connection with the Purchase Agreements, the Company also entered into Registration Rights Agreements. Pursuant to the Registration Rights Agreements, the Company shall file with the SEC a registration statement covering the resale of the shares of common stock into which the shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be, issued under the Purchase Agreements are convertible. Subject to certain conditions, the Company must cause such registration statement to be declared effective by 90 days after closing (or in the event of a full review by the SEC, by 120 days). The Registration Rights Agreements contain customary representations, warranties, agreements, and indemnification rights and obligations of the parties.

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreements do not purport to be complete and are subject to, and qualified in their entirety by, such documents, forms of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuances of the shares of Series D Preferred Stock and Series E Preferred Stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for an exemption under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Securities Purchase Agreement for Series D Preferred Stock
10.2	Form of Registration Rights Agreement for Series D Preferred Stock
10.3	Form of Securities Purchase Agreement for Series E Preferred Stock
10.4	Form of Registration Rights Agreement for Series E Preferred Stock
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: March 25, 2024	By:	/s/ Andrew W. Murphy
Andrew W. Murphy Chief Financial Officer